EXHIBIT 4  6.(b)


                      AMENDMENT NO. 2 TO CREDIT AGREEMENT



      Amendment No. 2 (the "Amendment") is dated as of June 1, 1993, among CBI Industries, Inc., a Delaware corporation (the "Company"), each Specified Subsidiary that becomes a party to the Credit Agreement pursuant to Section 1.4, the financial institutions listed on the signature pages of this Amendment under the heading "Banks" (such financial institutions, and any successor financial institution that becomes a party to the Credit Agreement (as hereinafter defined) pursuant to Section 4.16 or 10.7 of the Credit Agreement, being hereinafter referred to as the "Banks"), and Ibis Investment, Inc., as bid advance agent under the Credit Agreement (such bid advance agent and any successor bid advance agent appointed pursuant to Section 9.8 of the Credit Agreement being hereinafter referred to as the "Bid Advance Agent").


                                  WITNESSETH

      WHEREAS, the parties to this Amendment entered into that certain Credit Agreement dated as of December 4, 1992, as amended by Amendment No. 1 dated January 11, 1993 (the "Credit Agreement");

      WHEREAS, the Company has requested a modification of the Current Ratio covenant contained in Section 7.6 of the Credit Agreement, to be accomplished by defining Consolidated Current Assets to include the unused portion of the Commitment; and

      WHEREAS, the Majority Banks and the Bid Advance Agent have consented to an amendment to accomplish the above request.

      NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Unless otherwise specified herein, capitalized terms used but not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement.

      2.    The Credit Agreement is amended to redefine the terms
            "Consolidated Current Assets" and "Consolidated Current Liabilities" in Section 1.1 of the Credit Agreement, as follows:

            "Consolidated Current Assets and Consolidated Current Liabilities means such assets and liabilities of the Company and its Restricted Subsidiaries on a consolidated basis as shall be determined in accordance with generally accepted accounting principles to constitute current assets and current liabilities, respectively, provided that:
                  (a) Consolidated Current Assets shall exclude the amount, if any, by which earned revenues exceed related progress billings, to the extent such item constitutes an asset on the most recent balance sheet of the Company;

                  (b) Consolidated Current Assets shall include the amount, if any, by which the total Commitment of the Banks exceeds the sum of outstanding Borrowings under the Credit Agreement plus all outstanding commercial paper of the Company;

                  (c) Consolidated Current Liabilities shall exclude the amount, if any, by which progress billings exceed related earned revenues to the extent that such items constitutes a liability on the most recent balance sheet of the Company; and

                  (d) Consolidated Current Liabilities shall include all Guaranties in respect of Current Debt."

      3. Except as amended herein, all other terms of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed as so amended.

      4. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

      5. This Amendment shall be governed by, and construed in accordance with, the internal laws (as distinguished from the conflicts of laws rules) of the State of Illinois.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                              CBI INDUSTRIES, INC.


                              By:   /s/ Buel T. Adams
                                    ______________________________________
                                    Buel T. Adams
                                    Vice President and Treasurer



                              IBIS INVESTMENTS, INC.

                              By:   Buel T. Adams
                                    _______________________________________
                                    Buel T. Adams
                                    Vice President and Treasurer

                              BANKS:

                              BANK OF AMERICA NATIONAL TRUST & SAVINGS
                              ASSOCIATION

                              By:   /s/ Daniel J. Boote
                                    _______________________________________
                                    Daniel J. Boote
                                    Vice President

                              By:   /s/ M. Kathleen McVay
                                    _______________________________________
                                    M. Kathleen McVay
                                    Vice President


                              CONTINENTAL BANK N.A.

                              By:   /s/ G. William Marquardt
                                    ______________________________________
                                    G. William Marquardt
                                    Senior Vice President


                              ROYAL BANK OF CANADA

                              By:   /s/ Patricia A. Herbig
                                    ______________________________________
                                    Patricia A. Herbig
                                    Manager


                              BANK OF MONTREAL, CHICAGO BRANCH

                              By:   /s/ Hugh K. Brower
                                    ______________________________________
                                    Hugh K. Brower
                                    Director


                              THE NORTHERN TRUST COMPANY

                              By:
                                    ______________________________________
                                    Elaine H. Moore
                                    Vice President


                              THE FIRST NATIONAL BANK OF CHICAGO

                              By:   /s/ Steven R. Fercho
                                    ______________________________________
                                    Steven R. Fercho
                                    Vice President


                              CHEMICAL BANK

                              By:   /s/ Christopher C. Wardell
                                    ______________________________________
                                    Christopher C. Wardell
                                    Managing Director

                              ABN-AMRO BANK, N.V.

                              By:   /s/ John W. Stanger
                                    ______________________________________
                                    John W. Stanger
                                    Vice President

                              By:   /s/ Catheryn N. Fuller
                                    ______________________________________
                                    Catheryn N. Fuller
                                    Vice President


                              BARCLAYS BANK PLC

                              By:
                                    ______________________________________
                                    Olga Georgiev
                                    Vice President

                              By:
                                    ______________________________________
                                    Frank J. Sisinni
                                    Vice President


                              CREDIT LYONNAIS CHICAGO BRANCH

                              By:   /s/ Sandra E. Horwitz
                                    ______________________________________
                                    Sandra E. Horwitz
                                    Vice President


                              CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                              By:   /s/ Sandra E. Horwitz
                                    ______________________________________
                                    Sandra E. Horwitz
                                    Authorized Signature


                              SOCIETE GENERALE

                              By:   /s/ Barbara S. Adelman
                                    ______________________________________
                                    Barbara S. Adelman
                                    Vice President

                              By:   /s/ Charles M. Pierron
                                    ______________________________________
                                    Charles M. Pierron
                                    Regional Manager


                              GULF INTERNATIONAL BANK

                              By:   /s/ Haytham F. Khalil
                                    ______________________________________
                                    Haytham F. Khalil
                                    Assistant Vice President

                              By:   /s/ Issa N. Baconi
                                    ______________________________________
                                    Issa N. Baconi
                                    Senior Vice President & Branch Manager